Exhibit 4.2

GROUPON, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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3.12	Observer Rights	20

3.13	Termination of Covenants	20

SECTION 4	RIGHTS OF FIRST REFUSAL	20

4.1	Subsequent Offerings	20

4.2	Exercise of Rights	21

4.3	Issuance of Equity Securities to Other Persons	21

4.4	Sale Without Notice	21

4.5	Termination of Rights of First Refusal	21

4.6	Assignment of Rights of First Refusal	21

4.7	Excluded Securities	21

SECTION 5	MISCELLANEOUS	22

5.1	Governing Law	22

5.2	Successors and Assigns	22

5.3	Entire Agreement	23

5.4	Severability	23

5.5	Amendment and Waiver	23

5.6	Delays or Omissions	23

5.7	Notices	24

5.8	Attorneys’ Fees	24

5.9	Titles and Subtitles	24

5.10	Additional Investors	24

5.11	Counterparts	24

5.12	Aggregation of Stock	24

5.13	Massachusetts Business Trusts	24

5.14	Pronouns	25

5.15	Termination	25

ii

GROUPON, INC

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 17, 2010 (the “Effective Date”), by and among GROUPON, INC., a Delaware corporation (the “Company”) and the investors listed on Exhibit A, referred to in this Agreement as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series G Preferred Stock (the “Series G Preferred”) pursuant to that certain Series G Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of shares of the Company’s Series F Preferred Stock (the “Series F Preferred”), shares of the Company’s Series E Preferred Stock (the “Series E Preferred”), shares of the Company’s Series D Preferred Stock (the “Series D Preferred”) and shares of the Company’s Series B Preferred Stock (the “Series B Preferred” and together with the Series G Preferred, the Series F Preferred, the Series E Preferred and the Series D Preferred, the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to a Second Amended and Restated Investor Rights Agreement dated April 16, 2010 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement;

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors holding Preferred Stock have agreed to enter into this Agreement in order to grant registration, information rights and other rights to the Investors and certain other holders of Preferred Stock as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

SECTION 1                           GENERAL.

1.1                               Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company, the holders of at least a majority of the outstanding Series F Preferred, voting separately as a class, the holders of at least a majority of the outstanding Series E Preferred, voting separately as a class, the holders of at least a majority of the outstanding Series D Preferred, voting separately as a class, and the holders of at least a majority of the outstanding Series B Preferred, voting separately as a class. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

1.2                               Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)                                  “Adviser” shall mean a registered investment adviser.

(b)                                  “Advisory Holder” shall mean any Holder that is an advisory client of an Adviser or a registered investment company advised by an Adviser.

(c)                                  “Battery” means Battery Ventures VIII, L.P., Battery Ventures VIII Side Fund, L.P. and their affiliates.

(d)                                  “Board” shall mean the Company’s Board of Directors.

(e)                                  “Certificate” shall mean the Company’s Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on the date hereof, as amended from time to time.

(f)                                    “Common Stock” shall mean, collectively, the Company’s Voting Common Stock and Nonvoting Common Stock.

(g)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i)                                    “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(j)                                    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(k)                                “Nonvoting Common Stock” means shares of Nonvoting Common Stock, par value $0.0001 per share, of the Company.

(l)                                    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m)                              “Registrable Securities” means (a) shares of Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities and (c) any Common Stock otherwise acquired by the Holders. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), twelve (12) months have elapsed since the Company completed its Initial Offering, and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(n)                                 “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(o)                                  “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses, fees and expenses relating to the removal of legends and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(p)                                  “SEC” or “Commission” means the Securities and Exchange Commission.

(q)                                  “Securities Act” shall mean the Securities Act of 1933, as amended.

(r)                                  “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(s)                                  “Shares” shall mean the shares of Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(t)                                    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(u)                                 “Voting Common Stock” means shares of Voting Common Stock, par value $0.0001 per share, of the Company.

SECTION 2                           REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1                               Restrictions on Transfer.

(a)                                  Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)                                    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)                                (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and settlement date and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)                                  Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to (i) a transfer by a Holder to an Affiliate (as defined in Rule 405 under the Securities Act) of such Holder, or (ii) a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to its shareholders or former shareholders in accordance with their respective equity interests, (C) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (D) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (E) an individual transferring to the Holder’s family members or trust or other entity for the benefit of an individual Holder or his family members, (F) a trust transferring to its grantors or beneficiaries, (G) an Advisory Holder transferring to another Advisory Holder of the same or affiliated Adviser, or (H) a registered investment company transferring to another registered investment company pursuant to a reorganization or merger; provided that, in each case, the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c)                                  Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT’) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)                                  The Company shall be obligated to reissue promptly, and in no event more than five (5) business days after a proper request therefor, unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend; provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)                                  Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2                               Demand Registration.

(a)                                  Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities issued or issuable upon conversion of the Series G Preferred (the “Initiating Holders”), that the Company file a registration statement under the Securities Act, on form S-1 or a successor form thereto, covering the registration of an aggregate offering price to the public of at least $50,000,000 of the Registrable Securities then outstanding, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered. For purposes of this Section 2, “Holders” shall be deemed to include the Adviser for any Advisory Holder.

(b)                                  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Holders of a majority of the Registrable Securities held by all Initiating Holders). Subject to Sections 2.2(d) and 2.2(e), if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)                                    prior to the earlier of (A) thirty (30) months following the date of this Agreement or (B) six (6) months following the Initial Offering;

(ii)                                after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)                            during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided, that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)                               if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(v)                                   if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(vi)                               if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

2.3                               Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                  Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, subject to Sections 2.2(d) and 2.2(e), if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If the Holders are so limited, however, no party shall sell shares in such registration other than the Company. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company, corporation, trust or natural person, the partners, retired partners, members, retired members, stockholders, beneficiaries, grantors and family members of such Holder, or the estates and family members of any such partners, retired partners, members, retired members, beneficiaries, grantors and family members and any trusts or other entities for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence or as otherwise provided in Section 5.12.

(b)                                  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4                               Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                  promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)                                    if Form S-3 is not available for such offering by the Holders;

(ii)                                if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than twenty-five million dollars ($25,000,000);

(iii)                            if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)                               if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(v)                                   if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

(c)                                  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 shall be paid by the Company, including the expense of one (1) special counsel of the selling stockholders.

2.5                               Expenses of Registration.      Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration.

2.6                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  prepare and file with the SEC a registration statement with respect to such Registrable Securities, use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above. The Company shall provide to each Adviser a draft copy of all documents to be filed with the SEC to the extent such draft documents contain information regarding such Adviser or the Advisory Holders and shall in each case promptly notify each Adviser of the effective date of any registration statement covering the Registrable Securities of an Advisory Holder.

(c)                                  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                  Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                 Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7                               Delay of Registration; Furnishing Information.

(a)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)                                  The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8                               Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, trustees, managers, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, trustee, manager, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, trustee, manager, officer, director, underwriter or controlling person of such Holder.

(b)                                  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, severally (and not jointly) indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, trustees, managers, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, trustee, manager, controlling person, underwriter or other such Holder, or partner, director, officer, trustee, manager, or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, trustee, manager, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                  If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9                               Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a partner or retired partner of any Holder which is a partnership, (b) is a member or former member, of any Holder which is a limited liability company, (c) is a shareholder or former shareholder of any Holder which is a corporation, (d) is an Affiliate (as defined in Rule 405 under the Securities Act) of any Holder; (e) is a family member or trust or other entity for the benefit of any individual Holder or his family members, (f) is a grantor or beneficiary of any Holder which is a trust, (g) acquires at least 3,000,000 shares of Registrable Securities, (h) is an Advisory Holder to another Advisory Holder with a common or affiliated Advisor, or (i) is a registered investment company party to a merger or reorganization of one or more Holders who are registered investment companies; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement.

2.10                        Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11                        “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration, purchased in the Initial Offering or in the secondary market after the Initial Offering) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall reasonably request in order to facilitate compliance with NASD Rule 2711); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Any discretionary waiver or termination of the restrictions in this Section 2.11 by the Company or the underwriters shall apply pro rata to all Holders based on the number of shares of Common Stock held by such Holder, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to 50,000 shares of Common Stock.

2.12                        Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13                        Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                  Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                  File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3                           COVENANTS OF THE COMPANY.

3.1                               Basic Financial Information and Reporting.

(a)                                  The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein) and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)                                  As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor that (x) (together with its affiliates and related Investors) owns not less than 3,000,000 shares of Registrable Securities, including Common Stock issued on conversion of such stock (as adjusted for stock splits and combinations) or (y) is an Advisory Holder (a “Major Investor”), a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail). Such financial statements shall be audited and accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors. The obligation to deliver such information to Advisory Holders shall be satisfied if such information is delivered to the Adviser for such Advisory Holders.

(c)                                  The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)                                  The Company will furnish each Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(e)                                  The Company will furnish each Major Investor, as soon as practicable upon request, a summary of its then-current equity capitalization.

(f)                                    The Company will furnish each holder of Series G Preferred, as soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, an internally prepared report which sets forth certain operating metrics of the Company, as determined by the Company in its sole discretion, which are sufficient for such holder to determine the value of the shares of Series G Preferred then held by such holder (each, an “Internal Valuation Report”). The holders of Series G Preferred acknowledge and agree that the Company shall not make, and shall not be deemed to make, any representations or warranties to such holders regarding the accuracy or completeness of such Internal Valuation Reports.

3.2                               Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3                               Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any Adviser, trustee, legal representative, auditor, custodial agent, partner, member, shareholder, grantor, beneficiary, family member, subsidiary or parent of such Investor as long as such Adviser, trustee, legal representative, auditor, custodial agent, partner, member, shareholder, grantor, beneficiary, family member, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

3.4                               Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5                               Stock Vesting. Any accelerated vesting relating to any stock options and other stock equivalents issued by the Company after the date of this Agreement to employees, directors, consultants and other service providers shall require prior approval of the Board. With respect to restricted stock and stock issued by the Company as a result of early exercised options, the Company’s repurchase option shall provide that, upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such shareholder.

3.6                               Proprietary Information and Inventions Agreement. The Company shall require all current and former officers, employees and consultants of the Company to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form acceptable to the Investors, which shall include acceptable non-solicitation and non-competition provisions.

3.7                               Directors’ Liability and Indemnification. The Certificate and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.8                               Board of Directors. The Company shall reimburse the expenses of the Directors and Board observers for reasonable costs incurred in attending meetings of the Board, including any meetings of the committees of the Board, and any other meetings or events attended on behalf of the Company.

3.9                               Director and Officer Insurance. The Company will use its best efforts to maintain in full force and effect director and officer liability insurance in an amount reasonably acceptable to the Board of Directors.

3.10                        Board Approval of Certain Transactions. The Company will not do any of the following, unless previously approved by a majority of the Board:

(a)                                  Incur or assume any indebtedness in excess of five million dollars ($5,000,000) in the aggregate;

(b)                                  Make or commit to make any capital expenditures (including capital expenditures under capitalized leases) in excess of five million dollars ($5,000,000) in the aggregate not included in the Approved Budget (as defined below);

(c)                                  Increase the number of shares of Common Stock reserved for issuance pursuant to the Company’s 2008 Stock Option Plan, 2010 Stock Plan and 2010 Restricted Stock Unit Plan (collectively, the “Option Plans”), or establish any new employee stock option plan, employee stock purchase plan, employee restricted stock plan or other similar stock plan;

(d)                                  Create any committees of the Board;

(e)                                  Acquire all or substantially all of the stock or assets of any other business entity (whether by stock or asset purchase, merger, consolidation or otherwise);

(f)                                    Form, contribute any capital or assets, or loan or advance any funds, to any subsidiary, joint venture or similar business entity, in excess of five million dollars ($5,000,000) in the aggregate;

(g)                                 Approve the Company’s annual operating or capital budget (the “Approved Budget”);

(h)                                 Enter into any material new line of business or materially change the Company’s existing line of business;

(i)                                    Exclusively license any of the Company’s intellectual property or enter into an exclusive distribution or partnership agreement relating to the Company’s intellectual property;

(j)                                    Enter any transaction that results in first priority security interest being placed on all or substantially all of the Company’s assets or intellectual property; or

(k)                                Sell, transfer, pledge, dispose of or license any of the intellectual property rights of the Company or other Company assets, other than in the ordinary course of the Company’s business.

3.11                        Indemnification Matters.

(a)                                  The Company hereby acknowledges that one or more of the members of its Board of Directors (the “Investor Directors”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such director to the extent legally permitted and as required by the Certificate, as may be amended from time to time, or the Company’s Bylaws (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company.

(b)                                  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate, as may be amended from time to time, or elsewhere, as the case may be.

3.12                        Observer Rights. As long as Battery owns any shares of Series F Preferred, the Company shall allow one representative designated by Battery to attend all meetings of the Board in a nonvoting capacity. In connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, that the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Notwithstanding the foregoing, the rights of Battery pursuant to this Section 3.12 shall terminate in event that the Board determines at any time that such rights are not in the best interests of the Company.

3.13                        Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.7, 3.9 and 3.11) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering that results in the Series B Preferred, Series D Preferred, Series E Preferred, F Preferred and Series G Preferred being automatically converted into Common Stock or (ii) upon an “Acquisition” or “Asset Transfer” as defined in the Company’s Certificate of Incorporation as in effect as of the Effective Date hereof; provided that in the event of an Acquisition or Asset Transfer involving a purchaser that is not publicly traded, the Company shall require such purchaser to provide equivalent information rights to Advisers of Advisory Holders.

SECTION 4                           RIGHTS OF FIRST REFUSAL.

4.1                               Subsequent Offerings. Subject to applicable securities laws, each Investor that qualifies an “accredited investor” under Regulation D of the Securities Act (a “Qualified Investor”) shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Qualified Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Qualified Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The collective pro rata share of Advisory Holders that share a common or affiliated Adviser may be allocated among such Adviser or Advisers’ advisory clients as determined by the Adviser or Advisers. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2                               Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Qualified Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Qualified Investor shall have twenty (20) days from the delivery of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Qualified Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3                               Issuance of Equity Securities to Other Persons. If not all of the Qualified Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Qualified Investors who do so elect and shall offer such Qualified Investors the right to acquire such unsubscribed shares on a pro rata basis. The Qualified Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Qualified Investors’ rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Qualified Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Qualified Investors in the manner provided above.

4.4                               Sale Without Notice. In lieu of giving notice to the Qualified Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Qualified Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Qualified Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Qualified Investor, maintain such Qualified Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities after giving effect to all such purchases. The closing of such sale shall occur within sixty (60) days of the date of notice to the Qualified Investors.

4.5                               Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) an Acquisition or Asset Transfer.

4.6                               Assignment of Rights of First Refusal. The rights of first refusal of each Qualified Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.7                               Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)           shares issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors or any stock issued or issuable pursuant thereto;

(b)           stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c)           any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(d)           any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)           any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

(f)            any Equity Securities that are issued by the Company pursuant to the Initial Offering; and

(g)           any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided, that the issuance of shares therein has been approved by the Company’s Board of Directors; and provided, further, that such transaction is not substantially for equity financing purposes.

SECTION 5                               MISCELLANEOUS.

5.1          Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by any party under or in relation to this Agreement, including, without limitation, to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

5.2          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3          Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4          Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5          Amendment and Waiver.

(a)           Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Investors and Holders under this Agreement may be waived, only upon the written consent of (i) the Company, (ii) the holders of at least a majority of the then-outstanding Series G Preferred, voting separately as a class, (iii) the holders of at least a majority of the then-outstanding Series F Preferred, voting separately as a class, (iv) the holders of at least a majority of the then-outstanding Series E Preferred, voting separately as a class, (v) the holders of at least a majority of the then-outstanding Series D Preferred, voting separately as a class, and (vi) the holders of at least a majority of the then-outstanding Series B Preferred, voting separately as a class; provided, however, that notwithstanding the foregoing, Section 3.12 of this Agreement shall not be amended or waived without the written consent of Battery. Any amendment, termination or waiver effected in accordance with this Section 5.5 shall be binding on all parties hereto, even if they do not execute such consent.

(b)           For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6          Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8          Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9          Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10        Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.7 (c), (e) or (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11        Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures and signatures delivered by other electronic means, each of which shall be an original, but all of which together shall constitute one instrument.

5.12        Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control, including the Registrable Securities held by the Advisory Holders of a common Adviser or affiliated Advisers, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13        Massachusetts Business Trusts.

(a)           A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity Management & Research Company (a “Fidelity Investor”) or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Fidelity Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity

Investor or any affiliate thereof individually but are binding only upon such Fidelity Investor or any affiliate thereof and its assets and property.

(b)           Certain of the Investors for which Morgan Stanley Investment Advisors Inc. (an affiliate of Morgan Stanley Investment Management Inc.) acts as investment adviser are Massachusetts Business Trusts. A copy of the Agreement and Declaration of Trust of each such Investor is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of each such Investor as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of any such Investor individually but are binding only upon each such Investor and its assets and property.

5.14        Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15        Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition or Asset Transfer, or (ii) the date five (5) years following the Closing of the Initial Offering that results in the conversion of all outstanding shares of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred into Common Stock of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	GROUPON, INC.

	By:	/s/ Andrew Mason
Chief Executive Officer

INVESTORS:	ACCEL GROWTH FUND L.P.

	By:	Accel Growth Fund Associates L.L.C.,
its general partner

	By:	Illegible
Attorney in Fact

ACCEL GROWTH FUND STRATEGIC PARTNERS L.P.

	By:	Accel Growth. Fund Associates L.L.C.,
its general partner

	By:	Illegible
Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2009 L.L.C.

	By:	Illegible
Attorney in Fact

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	NEW ENTERPRISE ASSOCIATES 12,
LIMITED PARTNERSHIP

	By:	NEA Partners 12, Limited Partnership, its general partner

	By:	NEA 12 GP, LLC, its general partner

	By:	/s/ Charles W. Newhall II
	Name:	Charles W. Newhall II
	Title:	Manager

NEA VENTURES 2008, LIMITED PARTNERSHIP

	By:	/s/ Karen P. Welsh
	Name:	Karen P. Welsh
	Title:	General Partner

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	MAIL.RU GROUP LIMITED

(F/K/A DIGITAL SKY TECHNOLOGIES LIMITED)

	By:	Illegible
Name:
Title:

DST GLOBAL LIMITED

	By:	/s/ Sean Hogan
	Name:	Sean Hogan
	Title:	Director

DST GLOBAL II L.P.

	By:	DST Managers Limited

	By:	/s/ Sean Hogan
	Name:	Sean Hogan
	Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	BATTERY VENTURES VIII, L.P.

	By:	Battery Partners VIII, LLC
General Partner

/s/ Morgan Jones
	Name:	Morgan Jones
	Title	Member Manager

BATTERY VENTURES VIII SIDE FUND, L.P.

	By:	Battery Partners VIII Side Fund, LLC
General Partner

/s/ Morgan Jones
	Name:	Morgan Jones
	Title:	Member Manager

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SEVF II)

	By:	/s/ Martina Poquet
Name: Martina Poquet
Title: Managing Director — Separate Investments

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	THE UNIVERSAL INSTITUTIONAL FUNDS,
INC. - MID CAP GROWTH PORTFOLIO

	By:	Morgan Stanley Investment Management Inc.
Investment Manager

	By:	/s/ Sandeep Chainani
	Name:	Sandeep Chainani
	Title:	MD

MORGAN STANLEY MID CAP GROWTH FUND

	By:	Morgan Stanley Investment Advisors Inc. Investment Adviser

	By:	/s/ Sandeep Chainani
	Name:	Sandeep Chainani
	Title:	MD

MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES — MID CAP GROWTH PORTFOLIO

	By:	Morgan Stanley Investment Advisors Inc. Investment Adviser

	By:	/s/ Sandeep Chainani
	Name:	Sandeep Chainani
	Title:	MD

MORGAN STANLEY INSTITUTIONAL FUND TRUST — MID CAP GROWTH PORTFOLIO

	By:	Morgan Stanley Investment Management Inc. Investment Adviser

	By:	/s/ Sandeep Chainani
	Name:	Sandeep Chainani
	Title:	MD

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

ALLIANZ VARIABLE INSURANCE TRUST — AZL MORGAN STANLEY MID CAP GROWTH FUND

By:	Morgan Stanley Investment Management Inc.

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

EQUITABLE ADVISORS TRUST — EQ/MORGAN STANLEY MID-CAP GROWTH PORTFOLIO

By:	Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

TRANSAMERICA FUNDS - TRANSAMERICA MORGAN STANLEY MID-CAP GROWTH

By:	Morgan Stanley Investment Management Inc. Sub-Adviser By:

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

LAWRENCIUM ATOLL INVESTMENTS LTD.

By:	Morgan Stanley Investment Management Inc. Investment Manager By:

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

MET INVESTOR SERIES TRUST — MORGAN STANLEY MID CAP GROWTH PORTFOLIO

By:	Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

TRANSAMERICA SERIES TRUST — TRANSAMERICA MORGAN STANLEY MID-CAP GROWTH VP

By:	Morgan Stanley Investment Management Inc.

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

VALIC COMPANY I — MID CAP STRATEGIC GROWTH FUND

By:	Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

	By:	/s/ Adrien Deberghes
	Name:	Adrien Deberghes
	Title:	Deputy Treasurer

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

	By:	/s/ Adrien Deberghes
	Name:	Adrien Deberghes
	Title:	Deputy Treasurer

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	AMERICAN FUNDS INSURANCE SERIES — GROWTH FUND

	By:	Capital World Investors, a division of Capital Research and Management Company

	By:	/s/ Paul G. Haaga, Jr.
	Name:	Paul G. Haaga, Jr.
	Title:	Chairman

THE GROWTH FUND OF AMERICA, INC.

	By:	Capital World Investors, a division of Capital Research and Management Company

	By:	/s/ Paul G. Haaga, Jr.
	Name:	Paul G. Haaga, Jr.
	Title:	Chairman

AMERICAN FUNDS INSURANCE SERIES — GLOBAL DISCOVERY FUND

	By:	Capital Research Global Investors, a division of Capital Research and Management Company

	By:	/s/ Paul G. Haaga, Jr.
	Name:	Paul G. Haaga, Jr.
	Title:	Chairman

THE GROWTH FUND OF AMERICA, INC.

	By:	Capital Research Global Investors, a division of Capital Research and Management Company

	By:	/s/ Paul G. Haaga, Jr.
	Name:	Paul G. Haaga, Jr.
	Title:	Chairman

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THE NEW ECONOMY FUND

By:	Capital World Investors, a division of Capital Research and Management Company

/s/ Paul G. Haaga, Jr.
Name:	Paul G. Haaga, Jr.
Title:	Chairman

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	T. ROWE PRICE ASSOCIATES, INC., INVESTMENT ADVISER, FOR AND ON BEHALF OF ITS ADVISORY CLIENTS ON ATTACHMENT A

T. ROWE PRICE ASSOCIATES, INC., INVESTMENT MANAGER FOR AND ON BEHALF OF:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST — LVIP T. ROWE PRICE STRUCTURED MID CAP GROWTH FUND

ING PARTNERS, INC. — ING T. ROWE PRICE DIVERSIFIED MID CAP GROWTH PORTFOLIO

	By:	/s/ D. Deters
	Name:	Donald Deters
	Title:	Vice President

T. ROWE PRICE ASSOCIATES, INC., INVESTMENT MANAGER FOR AND ON BEHALF OF:

T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC.

TD MUTUAL FUNDS — TD SCIENCE & TECHNOLOGY FUND

	By:	/s/ David Liswert
	Name:	David Liswert
	Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

T. ROWE PRICE ASSOCIATES, INC., INVESTMENT MANAGER FOR AND ON BEHALF OF:

T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

VALIC COMPANY I-SCIENCE & TECHNOLOGY FUND

By:	/s/ Ken Allen
Name:	Ken Allen
Title:	VP

T. ROWE PRICE ASSOCIATES, INC. , INVESTMENT MANAGER FOR AND ON BEHALF OF:

T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.

TD MUTUAL FUNDS - TD ENTERTAINMENT & COMMUNICATIONS FUND

By:	/s/ Daniel Martino
Name:	Daniel Martino
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

T. ROWE PRICE ASSOCIATES, INC., INVESTMENT MANAGER FOR AND ON BEHALF OF:

ING PARTNERS, INC. — ING T. ROWE PRICE GROWTH EQUITY PORTFOLIO

T. ROWE PRICE GROWTH STOCK FUND, INC.

JNL SERIES TRUST — JNL/T. ROWE PRICE ESTABLISHED GROWTH FUND

METROPOLITAN SERIES FUND, INC. — T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO

By:	/s/ Paul R. Bartolo
Name:	Paul R. Bartolo
Title:	Vice President

T. ROWE PRICE ASSOCIATES, INC, INVESTMENT MANAGER FOR AND ON BEHALF OF:

T. ROWE PRICE INSTITUTIONAL LARGE-CAP GROWTH FUND

CATERPILLAR MASTER PENSION TRUST

By:	/s/ Robert Sharps
Name:	Robert Sharps
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D):	GREEN MEDIA, LLC

	By:	/s/ Eric Lefkofsky
	Name:	Eric Lefkofsky
	Title:	Manager

RUGGER VENTURES, LLC

	By:	/s/ Brad Keywell
	Name:	Brad Keywell
	Title:	Manager

OLD WILLOW PARTNERS, LLC

	By:	/s/ Richard A. Heise, Jr.
	Name:	Richard A. Heise, Jr.
	Title:	Manager

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	GREYLOCK XIII LIMITED PARTNERSHIP

	By:	Greylock XIII GP LLC, its General Partner

	By:	/s/ Donald A. Sullivan
	Name:	Donald A. Sullivan
	Title:	Administrative Partner

GREYLOCK XIII-A LIMITED PARTNERSHIP

	By:	Greylock XIII GP LLC, its General Partner

	By:	/s/ Donald A. Sullivan
	Name:	Donald A. Sullivan
	Title:	Administrative Partner

GREYLOCK XIII PRINCIPALS LLC

	By:	Greylock Management Corporation, Sole Member

	By:	/s/ Donald A. Sullivan
	Name:	Donald A. Sullivan
	Title:	Administrative Partner

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	KPCB HOLDINGS, INC., AS NOMINEE

	By:	Illegible
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	ANDREESSEN HOROWITZ FUND II, L.P.
AS NOMINEE FOR
ANDREESSEN HOROWITZ FUND II, L.P.
ANDREESSEN HOROWITZ FUND II-A, L.P.
AND
ANDREESSEN HOROWITZ FUND II-B, L.P.

	By:	AH Equity Partners H, L.L.C., its General Partner

	By:	/s/ Ben Horowitz
	Name:	Ben Horowitz
	Title:	Managing Member

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	TCV VII (A), L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

	By:	/s/ Carla S. Newell
	Name:	Carla S. Newell
	Title:	Authorized Signatory

TCV MEMBER FUND, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

	By:	/s/ Carla S. Newell
	Name:	Carla S. Newell
	Title:	Authorized Signatory

TCV VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

	By:	/s/ Carla S. Newell
	Name:	Carla S. Newell
	Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	MAVERICK II PRIVATE INVESTMENTS, LTD.

	By:	Maverick Capital, Ltd., its Investment Advisor

	By:	/s/ John T. McCafferty
	Name:	John T. McCafferty
	Title:	Limited Partner & General Counsel

MAVERICK FUND PRIVATE INVESTMENTS, LTD.

	By:	Maverick Capital, Ltd., under Power of Attorney effective as of December 30, 2008

	By:	/s/ John T. McCafferty
	Name:	John T. McCafferty
	Title:	Limited Partner & General Counsel

MAVERICK USA PRIVATE INVESTMENTS, LLC

	By:	Maverick Capital, Ltd., under Power of Attorney effective as of December 30, 2008

	By:	/s/ John T. McCafferty
	Name:	John T. McCafferty
	Title:	Limited Partner & General Counsel

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	SLP Green Holdings, L.L.C.

	By:	Silver Lake Partners III, L.P., a managing member

	By:	Silver Lake Technology Associates III, L.P., its general partner

	By:	SLTA III (GP), L.L.C., its general partner

	By:	Silver Lake Group, L.L.C., its sole member

	By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

	By:	Silver Lake Technology Investors III, LP., a managing member

	By:	Silver Lake Technology Associates III, L.P., its general partner

	By:	SLTA III (GP), L.L.C., its general partner

	By:	Silver Lake Group, L.L.C., its sole member

	By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):

/s/ Guy Oseary
Guy Oseary, as Trustee of the Guy Oseary Family Trust

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	ALLEN & COMPANY LLC, AS NOMINEE FOR ITSELF AND CERTAIN EMPLOYEES

	By:	/s/ Kim Wieland
	Name:	Kim Wieland
	Title:	CFO

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (CONT’D.):	DST INTERNATIONAL INVESTMENT SOURCING L.P.

	By:	Terragold — Its General Partner

	By:	/s/ Sean Hogan
	Name:	Sean Hogan
	Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

The Universal Institutional Funds, Inc. — Mid Cap Growth Portfolio

Morgan Stanley Mid Cap Growth Fund

Morgan Stanley Select Dimensions Investment Series — Mid Cap Growth Portfolio Morgan Stanley Institutional Fund Trust - Mid Cap Growth Portfolio

Allianz Variable Insurance Trust — AZL Morgan Stanley Mid Cap Growth Fund Equitable Advisors Trust — EQ/Morgan Stanley Mid-Cap Growth Portfolio Transamerica Funds — Transamerica Morgan Stanley Mid-Cap Growth
Lawrencium Atoll Investments Ltd.
MET Investor Series Trust- Morgan Stanley Mid Cap Growth Portfolio
Transamerica Series Trust — Transamerica Morgan Stanley Mid-Cap Growth VP
Valic Company I — Mid Cap Strategic Growth Fund

c/o Morgan Stanley Investment Management
522 Fifth Avenue
New York, New York 10036

Fidelity Contrafund: Fidelity Contrafund
Fidelity Contrafund: Fidelity Advisor New Insights Fund

c/o Fidelity Investments
82 Devonshire Street, V 13H
Boston, MA 02109
Attn: Andrew Boyd

American Funds Insurance Series — Growth Fund
The Growth Fund Of America, Inc.
American Funds Insurance Series — Global Discovery Fund
The New Economy Fund

333 S. Hope Street
55th Floor
Los Angeles, CA 90071

EXHIBIT TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Lincoln Variable Insurance Products Trust — LVIP T. Rowe Price Structured Mid Cap Growth Fund
ING Partners, Inc. — ING T. Rowe Price Diversified Mid Cap Growth Portfolio
T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds — TD Science & Technology Fund
T. Rowe Price Science & Technology Fund
Valic Company I — Science & Technology Fund
T. Rowe Price Media & Telecommunications Fund, Inc.
TD Mutual Funds — TD Entertainment & Communications Fund
ING Partners, Inc. — ING T. Rowe Price Growth Equity Portfolio
T. Rowe Price Growth Stock Fund, Inc.
JNL Series Trust — JNL/T. Rowe Price Established Growth Fund
Metropolitan Series Fund, Inc. — T. Rowe Price Large Cap Growth Portfolio
T. Rowe Price Institutional Large-Cap Growth Fund
Caterpillar Master Pension Trust

c/o Andrew Baek
Vice President, Senior Legal Counsel
T. Rowe Price Associates, Inc.
100 East Pratt Street
Mail Code BA-1020
Baltimore, MD 21202

DST Global Limited
Mail.Ru Group Limited (F/K/A Digital Sky Technologies Limited)
DST Global II L.P.
DST International Investment Sourcing L.P.

c/o Tulloch & Co.
4 Hill Street
London W1J 5NE
United Kingdom
Attn: Alastair Tulloch

Battery Ventures VIII, L.P.
Battery Ventures VIII Side Fund, L.P.

c/o Battery Ventures
930 Waltham Street, Suite 2500
Waltham, MA 02451
Attention: General Counsel

Accel Growth Fund L.P.
Accel Growth Fund Strategic Partners L.P.
Accel Growth Fund Investors 2009 L.L.C.

c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
Attn:                    Kevin J. Efrusy
                                                Richard Zamboldi

New Enterprise Associates 12, Limited Partnership
NEA Ventures 2008, Limited Partnership

1119 St. Paul Street
Baltimore, MD 21202
Attn: Louis Citron, Esq., General Counsel

Green Media, LLC

c/o Groupon, Inc.
600 W. Chicago Ave., Suite 620
Chicago, IL 60654

Rugger Ventures, LLC

c/o Groupon, Inc.
600 W. Chicago Ave., Suite 620
Chicago, IL 60654

Old Willow Partners, LLC

c/o Groupon, Inc.
600 W. Chicago Ave., Suite 620
Chicago, IL 60654

Allen & Company, LLC

711 5th Ave., 9th Fl.
New York, NY 10022

Andreessen Horowitz Fund II, L.P. Andreessen Horowitz Fund II-A, L.P. Andreessen Horowitz Fund II-B, L.P.

2875 Sand Hill Road
Suite 101
Menlo Park, CA 94025

Greylock XIII Limited Partnership
Greylock XIII-A Limited Partnership
Greylock XIII Principals LLC

2550 Sand Hill Road
Menlo Park, CA 94025

KPCB Holdings, Inc. (delivered in person, by courier or by certified mail)

c/o Kleiner Perkins Caufield & Byers
Attention: Mary Meeker and Eric Keller
2750 Sand Hill Road
Menlo Park, CA 94025

With a copy to (which shall not constitute the giving of notice):
Sayre E. Stevick Fenwick & West LLP
801 Mountain View, CA 94041

Maverick II Private Investments, Ltd.
Maverick Fund Private Investments, Ltd.
Maverick USA Private Investments, LLC

300 Crescent Corut, 18th Floor
Dallas, TX 75201

Guy Oseary

c/o Bill Vuylsteke
Senior Managing Director
Provident Financial Management
2850 Ocean Park Blvd, Suite 300
Santa Monica, CA 90405

SLP Green Holdings, LLC

c/o Silver Lake
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025

TCV VII, L.P.

TCV VII (A), L.P.

TCV Member Fund, L.P.

c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301